EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of Nordstrom, Inc. and subsidiaries, and the effectiveness of Nordstrom, Inc.’s internal control over financial reporting dated March 17, 2014, appearing in the Annual Report on Form 10-K of Nordstrom, Inc. for the year ended February 1, 2014.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
August 27, 2014